As filed with the Securities and Exchange Commission on March 24, 2021

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-1554746 (I.R.S. Employer Identification No.)

2223 Avenida de la Playa, Suite 105 La Jolla, California (Address of Principal Executive Offices)	92037 (Zip Code)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full titles of the plans)

Bruce D. Steel, Chief Executive Officer

Equillium, Inc.

2223 Avenida de la Playa, Suite 105

La Jolla, California 92037

(Name and Address of agent for service)

(858) 412-5302

(Telephone number, including area code, of agent for service)

With a copy to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Phone (212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	1,237,655 (3)	$7.78	$9,628,955.90	$1,050.52
Common Stock, $0.0001 par value	247,531 (4)	$7.78	$1,925,791.18	$210.10
TOTAL	1,485,186		$11,554,747.08	$1,260.62

(1)

This Registration Statement also registers an indeterminable number of additional shares of common stock of the Registrant (the “Common Stock”) to be offered or issued upon adjustments or changes made to registered securities that become issuable under the Equillium, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) and the Equillium, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”) by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended, or the Securities Act.

(2)

Estimated pursuant to Rule 457(c) and Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the NASDAQ Global Market on March 23, 2021.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 Plan on January 1, 2021 pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, on January 1 of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 Plan is automatically increased by: (a) a number equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year; or (b) a number of shares of Common Stock that may be determined by the Registrant’s Board of Directors that is less than the preceding clause (a).

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2018 ESPP on January 1, 2021 pursuant to an “evergreen” provision contained in the 2018 ESPP. Pursuant to such provision, on January 1 of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year; (b) 343,275 shares; or (c) a number of shares of Common Stock that may be determined by the Registrant’s Board of Directors that is less than (a) and (b).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2018 Plan and 2018 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October 16, 2018 (File No. 333-227859), March 27, 2019 (File No. 333-230536), and March 26, 2020 (File No. 333-237407) as amended. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 16, 2018).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on October 16, 2018).

4.3

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-227387), as amended, originally filed on September 17, 2018).

5.1*	Opinion of Sichenzia Ross Ference LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page)

99.1

Equillium, Inc. 2018 Equity Incentive Plan and Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise thereunder (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form S-8 (File No. 333-227859) filed on October 16, 2018).

99.2	Equillium, Inc. 2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.3 of the Registrant’s Registration Statement on Form S-8 (File No. 333-227859) filed on October 16, 2018).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on March 24, 2021.

EQUILLIUM, INC.

By:	/s/ BRUCE D. STEEL
Bruce D. Steel
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bruce D. Steel and Jason A. Keyes, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

SIGNATURE	TITLE	DATE

/s/ Bruce D. Steel	President and Chief Executive Officer	March 24, 2021
Bruce D. Steel	(Principal Executive Officer)

/s/ Jason A. Keyes	Chief Financial Officer	March 24, 2021
Jason A. Keyes	(Principal Financial and Accounting Officer)

/s/ Daniel M. Bradbury	Chairman of the Board of Directors	March 24, 2021
Daniel M. Bradbury

/s/ Stephen Connelly, Ph.D.	Member of the Board of Directors	March 24, 2021
Stephen Connelly, Ph.D.

/s/ Martha J. Demski	Member of the Board of Directors	March 24, 2021
Martha J. Demski

/s/ Bala S. Manian, Ph.D.	Member of the Board of Directors	March 24, 2021
Bala S. Manian, Ph.D.

/s/ Charles McDermott	Member of the Board of Directors	March 24, 2021
Charles McDermott

/s/ Mark Pruzanski, M.D.	Member of the Board of Directors	March 24, 2021
Mark Pruzanski, M.D.

/s/ Y. Katherine Xu, M.D.	Member of the Board of Directors	March 24, 2021
Y. Katherine Xu, M.D.